UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 4)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2009 (June 1, 2009)

CuraGen Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23223	06-1331400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 East Main Street, Branford, Connecticut	06405
(Address of Principal Executive Offices)	(Zip Code)

(203) 481-1104

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CuraGen Corporation, a Delaware corporation (the “Company”), hereby amends its Current Report on Form 8-K filed September 26, 2008 (the “Original Form 8-K”), as amended by Current Reports on Form 8-K filed October 27, 2008, December 30, 2008 and March 27, 2009 (each, an “Amendment” and together, the “Amendments”) to provide an update with respect to the Company’s compliance with NASDAQ Listing Rule 5450(a)(1) (the “Rule”). The Original Form 8-K was filed to report that the Company had received written notification (the “Original Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) advising the Company that the bid price of the Company’s common stock (the “Common Stock”) for the previous 30 consecutive trading days had closed below the minimum $1.00 per share (the “Minimum Bid Price”) required for continued listing on the NASDAQ Global Market pursuant to the Rule. The Amendments were filed to report that the Company had received letters from NASDAQ advising the Company that enforcement of the Minimum Bid Price requirement had been temporarily suspended, or that the previous suspension period had been extended, due to conditions in U.S. and world financial markets.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Original Form 8-K, on September 26, 2008, the Company announced that on September 23, 2008 it had received the Original Notice advising the Company that the bid price of the Common Stock for the previous 30 consecutive trading days had closed below the Minimum Bid Price required for continued listing on the NASDAQ Global Market pursuant to the Rule. Pursuant to NASDAQ Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until March 23, 2009, to regain compliance with the Minimum Bid Price requirement. The Original Notice further provided that the NASDAQ staff (the “Staff”) would provide written notification if and when the Company achieved compliance with the Rule.

As previously disclosed in the Amendment filed on October 27, 2008, on October 22, 2008, the Company received a letter from NASDAQ informing it that NASDAQ had temporarily suspended enforcement of the Minimum Bid Price requirement due to conditions in U.S. and world financial markets, and, as previously disclosed in the Amendment filed on December 30, 3008, on December 23, 2008, the Company received an additional letter from NASDAQ indicating that the suspension period had been extended, with enforcement of the requirement scheduled to resume on April 20, 2009. In addition, as previously disclosed in the Amendment filed on March 27, 2009, on March 24, 2009 the Company received a letter from NASDAQ stating that NASDAQ had further extended the suspension of the Minimum Bid Price requirement and that the enforcement of this requirement is now scheduled to resume on July 20, 2009. Each of these letters indicated that the Company could regain compliance with the Rule, either during the suspension period or during the compliance period resuming after the suspension period, by achieving a $1.00 closing bid price for a minimum of 10 consecutive trading days.

On June 1, 2009, the Company received a letter from the Staff advising the Company that since the closing bid price of the Company’s common stock for the previous 10 consecutive business days had closed at or above $1.00 per share, the Company has regained compliance with the Rule and this matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION

Date: June 3, 2009	By:	/s/ Sean A. Cassidy
Sean A. Cassidy Vice President and Chief Financial Officer (Principal Financial Officer)